ARGA Investment Management, LP

CODE OF ETHICS

Revised: June 18, 2012

Table of Contents

1.	Introduction and Purpose of the Code of Ethics.	1
2.	Statement of General Principles	2
3.	Standards of Business Conduct	2
4.	Definitions	4
5.	All Employees—Restrictions on Outside Business Activities.	7
6.	All Employees—Restrictions on Gifts from Business Associates.	7
7.	Whistleblower Reporting and Procedures.	7
8.	All Employees—Investments in ARGA’s Proprietary Funds	7
9.	Requirements for Personal Accounts for Access Persons.	7
10.	Access Persons—Prohibited Transactions in Securities	8
11.	Investment Persons—Prohibited Transactions in Securities.	9
12.	Reporting Requirements.	12
13.	Certifications	13
14.	Penalties and Sanctions	14
15.	Duties of the Code Administrator.	14
16.	Recordkeeping.	15

i

APPENDICIES

Appendix A	Statement of Policies and Procedures Designed to Detect and
Prevent Insider Trading
Appendix B	ARGA Gift Policy
Appendix C	Employee Complaint (Whistleblower) Reporting and Procedures
Appendix D	Reporting Forms

ii

1. Introduction and Purpose of the Code of Ethics.

     As an investment management firm, ARGA Investment Management, LP (“ARGA”) owes a fiduciary responsibility to our clients, including those proprietary funds for which ARGA serves as investment advisor. ARGA and its every employee (each, an “Employee” and collectively the “Employees”) owe those clients a duty of undivided loyalty. Employees must act in the best interests of ARGA’s clients at all times. ARGA seeks to maintain a reputation for fair dealing and honesty. As “Access Persons”, as defined in the Code of Ethics, Section 4 (a), the Code of Ethics will also apply to all personnel of ARGA Investment Management India (Private) Limited.

     This Code of Ethics (the “Code”) establishes standards of conduct expected of all Employees and addresses conflicts that arise from Employees’ personal trading and other activities. Every Employee is expected to fully understand and adhere to the policies and procedures set forth in this Code. As each Employee must be aware, we work in a highly regulated industry and are governed by an ever-increasing body of federal, state and international laws and numerous rules and regulations which, if not observed, can subject ARGA and/or Employees to regulatory sanctions.

     The Code is designed to establish procedures for the detection and prevention of activities by which persons having knowledge of the holdings, recommended investments and investment intentions of ARGA’s clients, including investment funds, for which ARGA acts as adviser or sub-adviser (collectively, “Advisory Clients”) may abuse their fiduciary duties, and otherwise to deal with the type of conflict of interest situations addressed by Rule 17j-1 and Rule 204A-1.

     The Code will be distributed by electronic copy to all new Employees. Any Employee that discovers violations to the code should report such violation to ARGA’s Chief Compliance Officer (“Chief Compliance Officer”).

     Although the Code is intended to provide each Employee with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue an Employee may face. In this regard, ARGA maintains other compliance-oriented policies and procedures including a separate Code of Conduct and among others, a Gift Policy, a Policy to Detect and Prevent Insider Trading, and a Whistleblower Policy, that may be directly applicable to an Employee’s specific responsibilities and duties. Nevertheless, this Code should be viewed as a guide for each Employee and ARGA with respect to how we jointly must conduct our business to live up to our guiding tenet that the interests of our clients and customers must always come first.

     If you have any questions about this Code, you should discuss them with the Code Administrator, as defined later in this Code, as soon as possible to ensure that you remain in compliance with the Code at all times. In the event that any provision of this Code conflicts with any other ARGA policy or procedure, the provisions of this Code shall apply.

     All Employees are expected to read the Code carefully and observe and adhere to its guidance at all times. On an annual basis, and at such other times as the Code Administrator may deem necessary or appropriate, each Employee must acknowledge in writing in the form set forth in Appendix D that he or she has read the Code and agrees to comply with the Code as a condition of his or her employment. All Employees have an obligation to provide notice to the Code Administrator on a timely basis if there is a change to their duties, responsibilities or title which affects their reporting status under this Code.

2. Statement of General Principles.

     In general, every Employee must observe the following fiduciary principles with respect to his or her personal investment activities:

(a) At all times, each Employee must place the interests of Advisory Clients first;

     (b) All personal securities transactions of each Employee must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the Employee’s position of trust and responsibility; and

     (c) No Employee should take inappropriate advantage of his or her position at ARGA.

3. Standards of Business Conduct.

     The specific provisions and reporting requirements of this Code are concerned primarily with those investment activities of an Access Person (as defined below) who may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. All Employees are prohibited from using information concerning the investment intentions of Advisory Clients, or the Employees’ ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Client. In this regard, each Employee also should refer to the separate Code of Conduct which governs certain other activities of Employees. In addition to this Code and the separate Code of Conduct, all Employees must comply with the following general standards of business conduct.

     (a) Compliance with Laws and Regulations. All Employees must comply with all federal, state and local laws, rules and regulations applicable to the business or operations of ARGA and including, but not limited to, the federal securities laws.1 In particular, Employees (including all Access Persons) are not permitted, in connection with the purchase or sale, directly or indirectly, of a Security Held or to Be Acquired by an Advisory Client, to:

(i) Employ any device, scheme or artifice to defraud such Advisory Client;

1	For purposes of this Code, “federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act (privacy), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury (anti-money laundering).

(ii) Make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Advisory Client; or

(iv) Engage in any manipulative practice with respect to such Advisory Client.

     (b) Conflicts of Interest. As a fiduciary, ARGA has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by avoiding conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. All Employees must try to avoid situations that have even the appearance of conflict or impropriety. (See also the section titled “Conflicts of Interest” in the separate Code of Conduct.)

     (c) Conflicts Among Client Interests. Conflicts of interest may arise when ARGA or its Employees have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Employees have made material personal investments, accounts of friends or relatives of Employees). Such inappropriate favoritism of one client over another client would constitute a breach of fiduciary duty and is expressly prohibited. (See also the section titled “Conflicts of Interest” in the separate Code of Conduct.)

     (d) Competing with Client Trades. All Employees are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions are addressed specifically in Sections 10-11 of this Code.

     (e) Confidentiality of Advisory Client Transactions. Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning a Security (as defined herein) Being Considered for Purchase or Sale (as such term is also defined herein) by any Advisory Client shall be kept confidential by all Employees and disclosed by them only on a need to know basis in accordance with ARGA’s policies governing dissemination of Advisory Client portfolio holdings, as the same may be adopted from time to time. If you have any questions about these policies, please see the Code Administrator (See also the section titled “Confidentiality” in the separate Code of Conduct.)

     (f) Disclosure of Fund Portfolio Holdings. Until publicly disclosed, an Advisory Client’s portfolio holdings are proprietary, confidential business information. In general, information about portfolio holdings is distributed in a manner that conforms to applicable laws and regulations and to prevent that information from being used in a manner that could negatively affect a fund’s investment program or otherwise enable third parties to use that information in a manner that is not in the best interests of such fund. Generally, any non-public portfolio holding information may only be distributed pursuant to a confidentiality agreement approved by ARGA. If you have any questions about ARGA’s Policy Governing Dissemination of Fund Portfolio Holdings, please contact the Code Administrator.

     (g) Insider Trading. All Employees are subject to ARGA’s separate insider trading policies and procedures which are considered an integral part of this Code (attached as Appendix A to this Code). In general, all Employees are prohibited from trading, either personally or on behalf of others, while in possession of material, non-public information. Employees are also prohibited from communicating material non-public information to others in violation of the law.

     (h) Personal Securities Transactions. All Employees must strictly comply with ARGA’s policies and procedures regarding personal securities transactions. As explained in further detail throughout this Code, the Code sets forth the certain standards for personal trading by persons subject to its provisions.

4. Definitions.

As used herein:

     (a) “Access Person” means any officer, director, general partner, Investment Person, trustee or certain other Employees (as described immediately below) of or associated with ARGA, or any persons directly controlled by ARGA who directly or indirectly control (as defined in the 1940 Act) the activities of such persons.

     An Access Person also means any natural person in a control (as defined in the 1940 Act) relationship to ARGA who obtains information concerning the purchase or sale of Securities by ARGA.

An Employee is an Access Person:

     (i) If in connection with his or her regular functions or duties, that Employee makes, participates in or obtains information regarding, the purchase or sale of a Security by an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or

     (ii) If the Employee has access to timely information relating to investment management activities, research and/or client portfolio holdings and those who in the course of their employment regularly receive access to trading activity of Advisory Clients; or

     (iii) If the Employee has been notified in writing by the Code Administrator (or a designee) that the Employee has been designated as an Access Person by the Code Administrator by virtue of the nature of the Employee’s duties and functions; or

     (iv) Upon the completion of the Employee’s training in his or her job functions and responsibilities, including responsibilities under this

Code, in accordance with ARGA’s normal policies and practices, if the Employee is an individual not otherwise described above.

     In terms of the ARGA’s proprietary funds, Employees that may be considered Access Persons in relation to such funds are subject to, and covered by, this Code, including with respect to provisions pertaining specifically to the funds.

     (b) “Advisory Client” means any client, including the ARGA’s proprietary funds and other investment funds or portfolios, for which ARGA acts as adviser or sub-adviser.

     (c) “Beneficial Interest” means any interest by which an Access Person, or any Family Member living in the same household as an Access Person, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a Security except.

     For purposes of this definition and the Code, “Family Member” shall include: grandparents, parents, mother-in-law or father-in-law; husband, wife or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law or daughter-in-law; children (including step and adoptive relationships); and grandchildren. In a situation in which the status of a “Family Member” is in question, such person shall be presumed to be a “Family Member” for purposes of this Code. It is the Employee’s burden to affirmatively prove to the Code Administrator that the other person at issue is not a “Family Member” within this definition.

     (d) “Code Administrator” is the person appointed by ARGA as responsible for the day-to-day administration of the Code who, as of the date hereof, is Andrea Zhang, the Chief Compliance Officer of ARGA Investment Management, LP.

     (e) “Code of Conduct” is a separate set of guidelines that defines the standards to which all Employees are expected to adhere during the course of their employment with, and when conducting business on behalf of, ARGA as referred to in Section 1 hereof.

     (f) “Employee” means any person deemed to be an employee of ARGA Investment Management, LP or “supervised person” of ARGA for purposes of the Advisers Act.

     (g) “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (“1933 Act”), the issuer of which immediately before the registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (h) “Investment Person” means an Access Person who is (1) a Portfolio Construction Team member, (2) a securities analyst who provides information and advice to a Portfolio Construction Team member or who helps execute a Portfolio Construction Team member’s decisions, (3) any other person who, in connection with his or her duties, makes or participates in making recommendations regarding an Advisory Client’s purchase or sale of any Security, (4) any Employee who works directly with a Portfolio Construction Team member or in the same department as the Portfolio Construction Team member, or (5) any natural person in a control relationship to ARGA’s proprietary funds or ARGA, who obtains information with regard to the purchase or sale of a Security by the ARGA’s proprietary funds or any other funds or portfolio’s managed by ARGA.

     In addition to the above definitions, an Employee is an “Investment Person” if the Employee has been notified in writing by the Code Administrator (or a designee) that the Employee has been designated as an “Investment Person” by the Code Administrator by virtue of the nature of the Employee’s duties and functions.

(i) “ARGA” has the meaning given to it in Section 1 hereof.

     (j) “Personal Account” means any account owned by, or in which a Beneficial Interest is owned, in the name of an Employee or Access Person or any account in which an Employee or Access Person has any direct or indirect Beneficial Interest.

     (k) “Portfolio Construction Team member” means an Access Person who has direct responsibility and authority to make investment decisions affecting a particular Advisory Client.

     (l) “Private Placement” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the 1933 Act or pursuant to Rules 504, 505 or 506 under the 1933 Act.

     (m) “Security(ies)” means, generally, any investment, instrument, asset or holding in which an Advisory Client invests, or may consider investing.

     Among other things, a “Security” includes any note, stock, treasury stock, security future, financial futures contract or option thereon, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any limited partnership or other interests in Private Funds, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a “Security” in the Code shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that “Security” and any instrument or right which is equivalent to that “Security.”

     The term “Security” specifically includes any shares issued by an investment company, but for purposes of this Code, excludes shares issued by money market funds that comply with Rule 2a-7 under the 1940 Act.

     (n) A Security “Held or to Be Acquired” by an Advisory Client means, with respect to such client, any Security that, within the most recent 15 days (i) is or has been held by the Advisory Client or (ii) is being considered by the Advisory Client or its investment adviser for purchase by the Advisory Client. A “Security” for these purposes also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Security.

     (o) A Security is “Being Considered for Purchase or Sale” from the time an allocation decision in respect of such Security to an Advisory Client’s portfolio is made by or on behalf of ARGA or the relevant Portfolio Construction Team member until the time such allocation with respect to that Security is completed or withdrawn.

5. All Employees—Restrictions on Outside Business Activities.

     No Employee may serve as a director, trustee, officer, owner or partner of any other business organization, with or without compensation, without prior written approval of the Chief Compliance Officer of ARGA Investment Management, LP. An Employee may serve without compensation as a director, trustee, officer or representative of a non-profit organization (e.g., school board, hospital, professional or social organization) with prior written approval from the Chief Compliance Officer, if there is no conflict of interest with the Employee’s duties to ARGA. These positions should be reported to the Chief Compliance Officer.

6. All Employees—Restrictions on Gifts from Business Associates.

     All Employees are subject to ARGA’s separate Gift Policy which is considered an integral part of this Code (attached as Appendix B to this Code).

7. Whistleblower Reporting and Procedures.

     All Employees are subject to ARGA’s separate Employee Complaint (Whistleblower) Reporting and Procedures which is considered an integral part of this Code (attached as Appendix C to this Code).

8. All Employees—Investments in ARGA’s Proprietary Funds.

     An employee must first seek the approval of the Chief Compliance Officer before investing in ARGA’s proprietary funds.

9. Requirements for Personal Accounts for Access Persons.

     All Employees must notify the Chief Compliance Officer before opening a new Personal Account with a financial firm or institution (e.g., broker, dealer, adviser, etc.). All Employees must obtain pre-approval before opening a new Personal Account with a financial firm or institution (e.g., broker, dealer, adviser, etc.) All Access Persons may maintain Personal Accounts with the broker, or dealer of their choice, provided the broker, or is able to provide copies of the Access Persons’ account statements to the Code Administrator no less than quarterly and such statements are being provided. Or, the employee agrees to provide account statements no less than quarterly. However, the Chief Compliance Officer reserves the right in its sole discretion to require such Access Persons to maintain their Personal Accounts with broker-dealers designated by the Chief Compliance Officer or to prohibit Access Persons from maintaining their Personal Accounts with specified broker-dealers.

10. Access Persons—Prohibited Transactions in Securities.

     (Note: Any profits realized on trades prohibited by this Section 10 shall be subject to disgorgement.)

     (a) Prohibited Transactions. In addition to the prohibitions or restrictions imposed in Sections 1 through 9 of this Code, an Access Person is further prohibited from:

(i) Purchasing or selling any Security without the pre-approval of the Code Administrator where such Security, as set forth herein or as may otherwise be required by the Code Administrator, may only be purchased or sold with such pre-approval.

     Notwithstanding the prohibitions concerning the transactions set forth in (i) above, if an Access Person has received the express, written pre-approval of the Code Administrator with respect to any such proposed transaction that would otherwise be so prohibited, then such transaction may be effected by the person. The basis upon which the Code Administrator may approve such transaction is that the proposed purchase and sale will not occasion the improper use of an Advisory Client’s proprietary information or an abuse of the Access Person’s position of trust and responsibility, and because: the potential harm to the Advisory Client is remote, plus such transaction would be unlikely to affect a highly institutionalized market or is clearly not related economically to a Security Held or to be Acquired, or Being Considered for Purchase or Sale, by an Advisory Client or any Private Fund in which such Advisory Client is an investor or Being Considered for Purchase or Sale for an Advisory Client.

     (b) Transactions Requiring Pre-Approval. Provided not otherwise prohibited by the provisions of Section 10(a), the following transactions by Access Persons may be effected by them in their Personal Accounts but only with the written, pre-approval of the Code Administrator:

(i) Purchasing any Security in an Initial Public Offering or Private Placement, including any interest in a Private Fund, or selling any interest in a Private Fund, without pre-approval from the Code Administrator; or

(ii) Purchasing or selling any interest in a collective investment vehicle that is exempt from registration under the 1933 Act, including, but not limited to, hedge funds, private funds or similar investment limited partnerships, without pre-approval from the Code Administrator.

     (c) Transactions Exempt from these Prohibitions or Restrictions. The following transactions by Access Persons are expressly exempt from the prohibitions or restrictions of this Section 10:

(i) Purchases or sales of Securities made in a Personal Account over which an Access Person has no direct or indirect influence or control, such as Personal Accounts managed by a third party over which such Access Person has no investment discretion (Note: Any Personal Account covered by the provisions of this Section 10(c)(i) remains subject to the reporting requirements of Section 11);

	(ii)	Involuntary purchases or sales of Securities in a Personal Account, such as
	Securities	received pursuant to a dividend reinvestment plan or a stock split or
	through	a gift or bequest;
	(iii)	Purchases of Securities in a Personal Account that result from the exercise
	of	rights acquired from an issuer as part of a pro-rata distribution to all holders of
	a	class of Securities of such issuer and the sale of such rights; or
	(iv)	Transactions in any Security not otherwise prohibited or restricted by
	Section	10(a) or 10(b) or any other provision of this Code.
(d)	Certain Pre-Approvals; Length of Pre-Approvals.
	(i)	Access Persons seeking pre-approval for the acquisition of a Security in an
	Initial	Public Offering or a Private Placement, including an interest in a Private
	Fund,	or the sale of an interest in a Private Fund, must set forth in detail the
	rationale	for such transaction.
	(ii)	Pre-approval remains in effect until the end of the next business day on
	which	such pre-approval is granted, or until the next immediately available date
	for	subscription in the case of a Private Fund, or as otherwise specified by the
	Code	Administrator. (See Appendix D for the various pre-approval forms.)

11. Investment Persons—Prohibited Transactions in Securities.

Note: Any profits realized on trades prohibited by this Section 11 shall be subject to disgorgement.

     (Note: Every Investment Person also is an Access Person and remains subject to the prohibitions in the previous sections to the extent not otherwise included in this Section.)

     Certain Access Persons may have greater access to Advisory Clients’ information and there is an increased risk that those Access Persons may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. Accordingly, it is necessary to further categorize those persons as “Investment Persons” and to impose the following enhanced restrictions on personal trading by Investment Persons:

     (a) Prohibited Transactions. In addition to the prohibitions or restrictions imposed in Sections 1 through 10 of this Code, the following prohibitions apply to transactions by Investment Persons:

(i) No Employee who may be an Investment Person with respect to any ARGA managed portfolio, may sell a Security short, except a short sale as a hedge against a long position in the same security if such short sale has been pre-approved by the Code Administrator; and

(iii) Notwithstanding that any such transaction may otherwise be permitted pursuant to (i) above, no Employee who may be an Investment Person with respect to any ARGA managed portfolio, may purchase or sell in his or her Personal Account options or futures other than options and futures related to broad-based indices, U.S. Treasury securities, currencies and long portfolio positions in the same or a substantially similar security; and

(iv) No Investment Person may purchase or sell any Security without the pre-approval of the Code Administrator where such Security, as provided herein or as otherwise required by the Code Administrator, may only be purchased or sold with such pre-approval.

     (b) Additional Transactions Prohibited or Restricted. Notwithstanding the foregoing, the ARGA, in its discretion, may at any time prohibit or restrict any other securities transaction, or class of transactions, in addition to those enumerated or contemplated herein, by Investment Persons relative to the ARGA managed portfolios or otherwise.

     (c) Transactions Requiring Pre-Approval. Provided not otherwise prohibited by the provisions of Section 10(a), the following transactions may be effected by Investment Persons in their Personal Accounts with the pre-approval of the Code Administrator:

(i) Purchasing any Security in an Initial Public Offering or Private Placement, including any interest in a Private Fund, or selling any interest in a Private Fund, without pre-approval from the Code Administrator;

     Where any Investment Person has made a permitted purchase of a Security in an Initial Public Offering or a Private Placement, including any interest in a Private Fund, or permitted sale of any interest in a Private Fund, for his or her Personal Account with respect to any subsequent consideration of an investment in Securities of the same or a related issuer for an Advisory Client, ARGA may require an independent review, to the extent necessary, by Investment Persons who do not have an interest in the issuer.

(ii) Purchasing or selling any interest in a collective investment vehicle that is exempt from registration under the 1933 Act, including, but not limited to, hedge funds, private funds or similar investment limited partnerships, with pre-approval from the Code Administrator;

(iii) Purchasing or selling shares of any of the ARGA managed funds or portfolios that the Investment Person serves in the capacity, or performs the functions, that warrant him or her to be identified as an Investment Person; or

(d) Transactions Exempt from these Prohibitions or Restrictions. The following transactions by Investment Persons are exempt from the prohibitions or restrictions of this Section 11:

(i) Purchases or sales of Securities made in a Personal Account over which the Investment Person has no direct or indirect influence or control, such as

Personal Accounts managed by a third party over which such Investment Person has no investment discretion;

     Provided, however, that for purposes of this subsection 11(d)(i), the Investment Person claiming to have no direct or indirect influence or control over such a Personal Account, must first provide a written explanation to the Code Administrator describing the circumstances of the Personal Account and reasons why the Investment Person believes he or she does not have direct or indirect influence or control (i.e., no investment discretion) over that Personal Account and that he or she does not provide any investment advice or suggestions with respect to the Personal Account. The Code Administrator, however, reserves the right to require pre-approval of such a Personal Account. (Note: Any Personal Account covered by the provisions of this subsection 11(d)(i) remains subject to the reporting requirements in Section 12.)

(ii) Involuntary purchases or sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or a stock split or through a gift or bequest;

(v) Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro-rata distribution to all holders of a class of Securities of such issuer and the sale of such rights; or

(vi) Transactions in any Security not otherwise prohibited or restricted by Section 11(a) or 11(b) or any other provision of this Code.

(e)	Pre-Approval	Matters.	(i)	Investment	Persons	seeking	pre-approval	for	the

acquisition of a Security in an Initial Public Offering or a Private Placement, including an interest in a Private Fund, or the sale of an interest in a Private Fund, must set forth in detail the rationale for such transaction.

     (ii) If an Investment Person obtains pre-approval pursuant to this Section 11 for a transaction in a Security not then currently held by any Advisory Client for which that Investment Person acts as Investment Person but, thereafter, a transaction in the same Security for an Advisory Client for which that Investment Person acts as an Investment Person subsequently takes place within a period of 15 calendar days following the Investment Person’s transaction, or, in the event the transaction involves an interest in a Private Fund being purchased or sold during a subscription or redemption period, during such relevant period or the next immediately available subscription or redemption period, as the case may be, the Investment Person’s transaction may be reviewed further by the Chief Investment Officer or the Director of Research and the Head of Operations to determine the appropriate action, if any. For example, the Chief Investment officer may recommend that the Investment Person be subject to a price adjustment to ensure that he or she did not receive a better price than the Advisory Client.

     (iii) Pre-approval remains in effect until the end of the next business day on which such pre-approval is granted, or until the next immediately available date for subscription in the case of a Private Fund, or as otherwise specified by the Code Administrator. (See Appendix D for the various pre-approval forms.)

12. Reporting Requirements.

     (a) Confirmations/Account Statements. Each Access Person shall arrange for duplicate copies of confirmations of all transactions and/or periodic account statements of all Personal Accounts to be sent directly to the Code Administrator, or his designee.

(b)	Quarterly	Reports.	Each	Access	Person	must	report	in	writing	to	the	Code

Administrator, within 30 days after the end of each calendar quarter, all transactions in Securities occurring in the quarter in his or her Personal Account. (See Appendix D for a form of the Report.) If there were no such transactions, the report should so state.

     An Access Person is deemed to be in compliance with these reporting requirements if all the information so required is contained in trade confirmations and/or periodic account statements previously provided to the Code Administrator for the time period covered by the quarterly report.

(c)	Quarterly Report Information.	Each	quarterly	report	must	contain	the

following information with respect to each reportable transaction:

(i) Name(s) in which the Personal Account is registered and the date the Personal Account was established;

(ii) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(iii) Title, number of shares, principal amount, interest rate and maturity (if applicable), and CUSIP number or ticker symbol (if applicable), of each Security and the price at which the transaction was effected;

(iv) Name of the broker, dealer or bank with or through whom the Account was established or through which the transaction was effected; and

(v)	The date the report is submitted.

(d)	Initial	and	Annual	Reports.	All	Access	Persons	shall,	within	10	days	after

becoming an Access Person, and at least annually thereafter, provide a written holdings report to the Code Administrator with the information, set forth below (such information to be current as of a date no more than 45 days before the report is submitted). Such report can be made via attaching statements signed by such Access Persons with information current as of a date no more than 45 days before the report is submitted.

(i) Name(s) in which the Personal Account is registered and the date the Personal Account was established;

(ii) Title, number of shares, principal amount, interest rate and maturity (as applicable), and CUSIP number or ticker symbol (if applicable), of each security held in the Personal Account;

(iii) Name of the broker, dealer or bank with which the Personal Account is maintained; and

(iv)	The date the report is submitted.

(e)	Beneficial Ownership Disclaimed.	Reports	submitted	pursuant	to	this	Code

may contain a statement that the report is not to be construed as an admission that the Access Person has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

     (f) Securities Exempt from Reporting Requirements. Holdings of and transactions in the following types of Securities are exempt from the reporting requirements of the Code, and duplicate copies of confirmations and periodic statements of Personal Accounts in which only the following types of Securities may be held do not have to be reported to the Code Administrator:

(i) Involuntary purchases or sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or a stock split or through a gift or bequest; or

(ii) Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro-rata distribution to all holders of a class of Securities of such issuer and the sale of such rights; or

(iii) Securities issued by the U.S. government, its agencies, instrumentalities and government-sponsored enterprises; or

(iv) Bankers’ acceptances, bank certificates of deposit, commercial paper, short-term debt instruments (including repurchase agreements) provided such debt instruments have a maturity at the date of issuance of less than 366 days and are rated in one of the two highest rating categories by a nationally recognized statistical rating organization; or

(v) Shares of any non-ARGA Fund that is an open-end investment company, except an open-end investment company for which ARGA serves as the investment sub-adviser.

13. Certifications.

     (a) All Employees and Access Persons shall acknowledge that they have received the Code of Ethics and recognize that they are subject to its requirements.

     (b) All Access Persons shall certify at least annually that they have read and understand the Code of Ethics, recognize that they are subject to its requirements and have complied with the requirements of the Code of Ethics.

     (c) All Access Persons shall certify annually that they have reported all transactions in and holdings of Securities in Personal Accounts required to be reported pursuant to the Code.

14. Penalties and Sanctions.

     (a) Any profits realized on trades prohibited by Sections 10-11 shall be subject to disgorgement.

     (b) Any violation of this Code shall be subject to the imposition of such sanctions by the Code Administrator, as the Code Administrator deems appropriate under the circumstances to achieve the purposes of this Code.

     (c) Such sanctions may include, but will not necessarily be limited to, one or more of the following: a letter of censure; restitution of an amount equal to the difference between the price paid or received by the affected Advisory Client(s) and the more advantageous price paid or received by the offending person; the suspension or termination of personal trading privileges; or the suspension or termination of employment.

     (d) ARGA reserves the right to take any legal action it deems appropriate against any Employee who violates any provision of this Code and to hold Employees liable for any and all damages (including, but not limited to, all costs and attorney fees) that ARGA may incur as a direct or indirect result of any such Employee’s violation of this Code or related law or regulation.

15. Duties of the Code Administrator.

The Code Administrator shall have the following responsibilities:

     (a) Maintaining a current list of the names of all Access Persons and Investment Persons with an appropriate description of their title or employment;

     (b) Furnishing all Employees and Access Persons with a copy of this Code and initially and periodically informing them of their duties and obligations thereunder;

     (c) Designating, as desired, appropriate personnel to review transaction and holdings reports submitted by Access Persons;

     (d) Reviewing and considering pre-approval requests from Access Persons and Investment Persons and setting forth in detail the rationale for any approvals granted to such Access Persons or Investment Persons;

(e)	Maintaining or supervising the maintenance of all records required by this Code;
(f)	Preparing listings of all transactions effected by any Access Person in violation of

Section 10 or 11;

     (g) Issuing any interpretation of this Code that may appear consistent with the objectives of this Code;

     (j) Submitting a written report at least annually to the Chief Investment Officer with respect to each ARGA managed portfolio:

(i) Describes any issues arising under the Code since the last report to the Chief Investment Officer, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

(ii) Summarizes existing procedures concerning personal investing and any changes in the procedures made during the previous year;

(iii) Identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations;

(iv) Reports with respect to the implementation of this Code through orientation and training programs and on-going reminders; and

(v) Certifies that ARGA has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

16. Recordkeeping.

     The Code Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

     (a) A copy of any code, including the Code, adopted pursuant to Rule 17j-1 under the 1940 Act or Rule 204A-1 under the Advisers Act which has been in effect during the most recent five year period;

     (b) A record of any violation of any such Code, and of any action taken as a result of such violation, within five years from the end of the fiscal year of ARGA in which such violation occurred;

     (c) A copy of all written acknowledgements by Access Persons during the most recent five year period;

     (d) A copy of each report made by a Access Person, as well as trade confirmations and/or account statements that contain information not duplicated in such reports, within five years from the end of the fiscal year of ARGA in which such report is made or information is provided, the first two years in an easily accessible place;

     (e) A copy of each report made by the Code Administrator within five years from the end of the fiscal year of ARGA in which such report is made or issued, the first two years in an easily accessible place;

     (f) A list, in an easily accessible place, of all persons who are, or within the most recent five year period have been Access Persons or were required to make reports pursuant to Rules 17j-1 and 204A-1 and this Code or who are or were responsible for reviewing these reports; and

     (g) A record of any decision, and the reasons supporting the decision, to permit an Access Person or Investment Person to acquire a Private Placement or Initial Public Offering security, for at least five years after the end of the fiscal year in which permission was granted.

Adopted by ARGA Investment Management, LP

A.	Rama Krishna
A.	Rama Krishna, CFA

Chief Investment Officer

ARGA Investment Management, LP

APPENDIX A

STATEMENT OF POLICIES AND PROCEDURES DESIGNED TO

DETECT AND PREVENT

INSIDER TRADING

ARGA Investment Management, LP Statement of Policies and Procedures Designed to Detect and Prevent Insider Trading

     Insider-Trading. During the course of their employment at ARGA Investment Management, LP advisory personnel may become exposed to certain types of “material non-public information.” ARGA Investment Management, LP prohibits any advisory person from trading securities, either personally or on behalf of others, based on such material non-public information that is derived, in whole or in part, by reason of his or her employment with ARGA Investment Management, LP unless the information is also available to the investing public on reasonable inquiry. This conduct is generally known as “insider trading.” For purposes of this Policy, the term “material non-public information” is defined as information not effectively communicated to the marketplace that a reasonable investor would consider important in making an investment decision or that would substantially affect the market price of the security if generally disclosed. It shall be a violation of ARGA Investment Management, LP’s policy on this matter for an advisory person to effect a transaction based upon material non-public information.

     Procedures. In order to effectively monitor advisory personnel trading activity and instances of insider trading, ARGA Investment Management, LP has developed the following procedures to be carried out by the Chief Compliance Officer:

     Transaction Reporting. All advisory personnel must identify any personal investment accounts and report all reportable transactions and investment activity, in which such personnel may have a direct or indirect beneficial interest on a quarterly basis, within 30 days of the end of each calendar quarter, to the designated Chief Compliance Officer. Under Advisers Act Rule 204-2(a) (12) and (13), the firm is required to maintain a record of every transaction in a security by advisory personnel with the following information (“Personal Trading Information”) to be maintained in the record:

(i) Name(s) in which the Personal Account is registered and the date the Personal Account was established;

(ii) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(iii) Title, number of shares, principal amount, interest rate and maturity (if applicable), and CUSIP number or ticker symbol (if applicable), of each Security and the price at which the transaction was effected;

(iv) Name of the broker, dealer or bank with or through whom the Account was established or through which the transaction was effected; and

(v) The date the report is submitted.

ARGA Investment Management, LP satisfies its obligations under Advisers Act

Rule 204-2 (a) (12) by requiring all of its advisory personnel to arrange for the delivery to

ARGA Investment Management, LP of duplicate monthly brokerage account statements covering the applicable time period and containing the information described above.

     Review of Personal Trading Information. The Chief Compliance Officer will review the Personal Trading Information of personal securities transactions for compliance with the firm’s policies, regulatory requirements and the firm’s fiduciary duty to its clients, among other things. Specifically, the Chief Compliance Officer, uses their best efforts to ascertain whether a potential breach of our duty may exist by matching the advisory person’s Personal Trading Information versus securities information that is known to be available to such advisory person. Suspected violations of the firm’s Code of Ethics in this regard will be documented by the Chief Compliance Officer. The Chief Compliance Officer may, from time to time, establish specific Personal Trading Information practices and procedures associated with its advisory personnel tied to the day-to-day responsibilities and activities of such personnel.

     Pre-clearance. Where an Access Person is contemplating the purchase or sale of an interest in a private placement vehicle, he or she is required to obtain pre-clearance from the Chief Compliance Officer. Such pre-clearance will involve the advisory person submitting a written form, a sample of which is contained in the Code of Ethics, which contains the name of the vehicle, the amount to be purchased or sold along with the date of the transaction. In determining whether or not to approve the transactions, the Chief Compliance Officer will, amongst other things, consider whether such a transaction would be considered front-running ahead of an ARGA client.

APPENDIX B

ARGA GIFT POLICY

ARGA Gift Policy

     Background: ARGA Investment Management, LP strives to maintain a high standard of business ethics, which it believes are consistent with good corporate citizenship. To assure that these standards are not being violated, the firm requires all advisory personnel to perform their jobs in an ethical and legal fashion. Due to the numerous relationships advisory personnel have forged with clients and other entities, it is inevitable that such personnel will be offered gifts or gratuities in the course of doing business. A conflict of interest may exist if such gifts or gratuities are intended to influence an advisory person’s actions as employees of the firm.

     Policy: In order to strive to avoid the aforementioned potential conflicts of interest, advisory personnel are required to adhere to the following procedures:

     No Solicitation. Advisory personnel may not solicit any gifts or gratuities from third parties while acting in their respective capacities as representatives of the firm.

     Limitation on Acceptance of Gifts. Gifts of significant value (greater than $100.00) or gifts of an extravagant nature (collectively, “Significant Gifts”) are generally to be declined or returned in order not to compromise the reputation of the advisory person in question or the firm. Significant Gifts may only be retained with the express approval of the Chief Compliance Officer (collectively, “Approved Gifts”). Upon receipt, such person shall immediately provide the Chief Compliance Officer with a description of the gift to be considered for acceptance as well as to allow the gift to be recorded on the Gift Registry. Any gift intended to influence an advisory person’s actions or otherwise the judgment of a representative of ARGA Investment Management, LP, which are presented to such person, may not be retained under any circumstances whatsoever (“Prohibited Gifts”). Any gift that is either (i) an Approved Gift, (ii) not of sufficient value to constitute a Significant Gift, or (iii) is not otherwise a Prohibited Gift may be referred to herein as a “Permitted Gift.”

     Limitation on Presenting Gifts. Employees are always required to use careful judgment and good taste when presenting any gift on behalf of ARGA.

     Gift Registry. Upon receipt by an advisory person of any Permitted Gift of up to $100.00 in value, other than a Permitted Gift in the form of customary meals or entertainment, such person shall immediately provide the Chief Compliance Officer with such description of the gift as she may require in order to log such gift in the Gift Registry to be maintained by her. Permitted Gifts in the form of customary meals or entertainment need not be logged in the Gift Registry and, therefore, the details of which need not be provided to the Chief Compliance Officer.

     Annual Certification. On an annual basis and on a specific schedule established by the Chief Compliance Officer, all advisory personnel will be required to file a certification, in such form as required by the Chief Compliance Officer, attesting to their compliance with the foregoing policies and procedures concerning the acceptance of gifts by ARGA Investment Management, LP advisory personnel.

APPENDIX C

EMPLOYEE COMPLAINT (WHISTLEBLOWER) REPORTING AND PROCEDURES

Employee Complaint (Whistleblower) Reporting and Procedures

ARGA Investment Management, LP is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. Accordingly, a process has been created to allow all employees to submit a good faith complaint, on an anonymous basis, without fear of dismissal or retaliation of any kind, to ARGA senior management regarding auditing, accounting, internal controls or other regulatory matters. ARGA’s Chief Compliance Officer will oversee treatment of employee complaints.

As a first step, you are always obligated to report any irregularities in those areas to your immediate supervisor or another manager. If, however, you are uncomfortable doing so for any reason or simply prefer not to report to those persons, you may submit your complaint to the Chief Compliance Officer. If you prefer to submit a complaint anonymously, you may call, mail or email such complaint or message to the Chief Compliance Officer at our Stamford office.

Following is a brief summary of the procedures for submitting a complaint.

Content of Complaints. The complaint or concern should, to the extent possible, contain:

  A complete description of the alleged event, matter or issue that is the subject of the complaint, including the approximate date and location;
  The name of each person allegedly involved in the conduct giving rise to the complaint or concern; and
  Any additional information, documentation or other evidence available to support the complaint or concern or aid the investigation.

Complaints or concerns that contain unspecified wrongdoing (for example, “John Doe is a crook”) or broad allegations without verifiable support may reduce the likelihood that an investigation based on such complaints or concerns will be initiated.

Types of Complaints to be Submitted. You should submit a complaint under these whistleblower procedures only if it relates to auditing, accounting, internal controls or other regulatory matters.

Treatment of Complaints after Submission. The Chief Compliance Officer is responsible for monitoring the whistleblower submissions. After receiving a complaint, the Chief Compliance Officer will review the complaint and determine the proper course of action and/or response to the complaint.

Determining the Status of Your Complaint. If you want to follow up on the status of your complaint, you may contact the Chief Compliance Officer. However, depending on the sensitive or confidential nature of the issues involved in the complaint, you may not be able to receive a status of the complaint.

Confidentiality/Anonymity. The confidentiality of the employee making a complaint will be maintained to the extent reasonably practicable within the legitimate needs of law and any ensuing evaluation or investigation. If you would like to discuss any matter with the Chief Compliance Officer, you should indicate this in the submission and include a telephone number or email address at which you may be contacted, if appropriate.

No Retaliation Permitted. ARGA does not permit retaliation against, nor will it discharge, demote, suspend, threaten, harass or discriminate against, any employee for submitting a complaint made in good faith. “Good faith” means that the employee has a reasonably held belief that the complaint is true and that the employee has not made the complaint either for personal gain or for any ulterior motive.

Reporting Forms

     The forms referenced below are to be used for reporting purposes under the Code. They are subject to change from time to time by the Code Administrator or his or her designee, and are neither incorporated into nor are part of the Code of Ethics.

I.	Code of Ethics Acknowledgement Form
II.	Initial Report of Personal Account Holdings Form
III.	Annual Report of Personal Account Holdings Form
IV.	Private Placement Participation Approval Request Form
V.	Initial Public Offering Participation Approval Request Form
VI.	Code of Ethics Quarterly Report
VII.	Annual Certification Form
VIII.	Personal Securities Trading Authorization Pre-Clearance Form

CODE OF ETHICS

ACKNOWLEDGEMENT FORM

CODE OF ETHICS ACKNOWLEDGEMENT

To: Administrator of Code of Ethics

     I hereby certify to ARGA Investment Management, LP that, I have received, read and understand the Code of Ethics of ARGA Investment Management, LP, dated as of June 18, 2012; I recognize that I am subject to the Code of Ethics, and I will comply with the Code of Ethics as a condition of my employment.

Date:

Signature

Print Name

INITIAL REPORT

OF

PERSONAL ACCOUNT HOLDINGS FORM

M E M O R A N D U M

FROM T H E A R G A C O M P L I A N C E D E P A R T M E N T

TO:	All New Hires
FROM:	Andrea Zhang
Chief Compliance Officer
RE:	Initial Report of Personal Account Holdings as of (	)
Date of New Hire
YOUR NAME:	SPOUSE’S NAME:_______________________
YOUR SOCIAL SECURITY #	SPOUSE’S SS#:

Pursuant to our Code of Ethics, each employee, as an “Access Person” under our Code of Ethics, is required within 10 days of the commencement of his or her employment by ARGA Investment Management, LP or of his or her otherwise becoming an “Access Person” as set forth in the Code of Ethics, to provide a written holdings report (“Initial Holdings”) to the Code Administrator. Please complete the attached report and forward the completed form to Andrea Zhang’s attention within 10 days of the date described above.

Please Note: An Access Person can satisfy the initial holdings report requirement by completing this form and by timely filing and dating a copy of a securities account statement listing all their securities holdings, if the statement provides all information required by the rule and the Code of Ethics.

The term, “Personal Account” is defined in the Code of Ethics as any account owned by, or which a beneficial interest is owned in the name of, an employee, or any account in which an employee has any direct or indirect beneficial interest. The Code of Ethics goes on to define “beneficial interest” as any interest by which an “Access Person,” or any family member living in the same household as an Access Person, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security. For purposes of this definition and the Code, “family member” shall include: grandparents, parents, mother-in-law or father-in-law; husband, wife or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law or daughter-in-law; children (including step and adoptive relationships); and grandchildren. In a situation in which the status of a “family member” is in question, such person shall be presumed to be a “family member” for purposes of this Code. It is the employee’s burden to affirmatively prove to the Code Administrator that the other person at issue is not a “family member” within this definition.

Thank you, in advance, for your attention to this time sensitive compliance matter.

Reviewed By:

(ZZ)

YOU MUST ATTACH STATEMENTS FOR EACH OF THE BROKERAGE ACCOUNTS LISTED ABOVE. NOTE: EACH STATEMENT MUST REFLECT HOLDINGS CURRENT AS OF A DATE NO MORE THAN 45 BEFORE REPORT IS SUBMITTED, AND MUST HAVE YOUR SIGNATURE AND DATE INDICATED ON EACH STATEMENT.

*******************************************************************************************

(ii) Initial Reporting – Private Placement Holdings and Other Securities

IF NOT APPLICABLE, PLEASE WRITE “NONE” IN THE CHART BELOW.

Please list below any private placement holdings and/or securities, not otherwise listed on this report, which you or your “family members” hold:

**************************************************************************************

YOU MUST ATTACH STATEMENTS FOR EACH OF THE ACCOUNTS LISTED ABOVE. NOTE: EACH STATEMENT MUST REFLECT HOLDINGS CURRENT AS OF A DATE NO MORE THAN

45 BEFORE REPORT IS SUBMITTED, AND MUST HAVE YOUR SIGNATURE AND DATE

INDICATED ON EACH STATEMENT.

********************************************************************************************

TO:	Administrator of the Code of Ethics
FROM:		(print name)
RE:	Initial Report of Personal Account Holdings

As an Access Person under the Code of Ethics (the “Code”) of ARGA Investment Management, LP, I hereby certify that: (i.) other than the accounts listed above, or attached herewith, I have no other securities accounts subject to the Code’s prohibition or restrictions; and

(ii.) the information contained in this report, along with the attachments herewith, is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted. I also understand inaccurate completion of this form may result in disciplinary sanctions.

_______________________
SIGNATURE

______________________
DATE

ANNUAL REPORT

OF

PERSONAL ACCOUNT HOLDINGS FORM

M E M O R A N D U M

FROM T H E A R G A C O M P L I A N C E D E P A R T M E N T

TO:	All ARGA Access Persons
FROM:	Andrea Zhang
Chief Compliance Officer
DATE:	[ ]
Re:	Annual Report of Personal Account Holdings as of December 31, [YYYY]

YOUR NAME:

Pursuant to our Code of Ethics, each employee, as “Access Person” under the Code of Ethics, is required as a condition of his or her employment by ARGA Investment Management, LP to provide a written holdings report to the Code Administrator at least annually (“Annual Holdings”). Please complete the attached report based on your holdings as of December 31, [YYYY] and forward the completed form to Andrea Zhang’s attention by close of business [ ].

Please Note: An Access Person can satisfy the annual holdings report requirement by completing this form and by timely filing and dating a copy of a securities account statement listing all their securities holdings, if the statement provides all information required by the rule and the Code of Ethics.

The term, “Personal Account” is defined in the Code of Ethics as any account owned by, or which a beneficial interest is owned in the name of, an employee, or any account in which an employee has any direct or indirect beneficial interest. The Code of Ethics goes on to define “beneficial interest” as any interest by which an “Access Person,” or any family member living in the same household as an Access Person, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security. For purposes of this definition and the Code, “family member” shall include: grandparents, parents, mother-in-law or father-in-law; husband, wife or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law or daughter-in-law; children (including step and adoptive relationships); and grandchildren. In a situation in which the status of a “family member” is in question, such person shall be presumed to be a “family member” for purposes of this Code. It is the employee’s burden to affirmatively prove to the Code Administrator that the other person at issue is not a “family member” within this definition.

Thank you, in advance, for your attention to this time sensitive compliance matter.

Reviewed By: (ZZ)

YOU MUST ATTACH STATEMENTS FOR EACH OF THE BROKERAGE ACCOUNTS LISTED ABOVE. NOTE: EACH STATEMENT MUST REFLECT HOLDINGS CURRENT AS OF DATE REQUESTED.

**************************************************************************************

(ii.)Annual Reporting – Private Placement Holdings and other Securities

IF NOT APPLICABLE, PLEASE WRITE “NONE” IN THE CHART BELOW.

Please list below any private placement holdings and/or securities, not otherwise listed on this report, which you or your “family members” hold:

**************************************************************************************

(iii.) YOU MUST ATTACH STATEMENTS FOR EACH OF THE ACCOUNTS LISTED ABOVE. NOTE: EACH STATEMENT MUST REFLECT HOLDINGS CURRENT AS OF DATE

REQUESTED.

************************************************************************************************

TO:	Administrator of the Code of Ethics
FROM:	(print name)
RE:	Annual Report of Personal Account Holdings

As an Access Person under the Code of Ethics (the “Code”) of ARGA Investment Management, LP, I hereby certify that:

(i.)	other than the accounts listed above, or attached herewith, I have no other securities accounts subject to the Code’s prohibition or restrictions; and

(ii.)	the information contained in this report, along with the attachments herewith, is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted. I also understand inaccurate completion of this form may result in disciplinary sanctions.

_______________________
SIGNATURE

______________________
DATE

PRIVATE PLACEMENT

PARTICIPATION APPROVAL

REQUEST FORM

PRIVATE PLACEMENT PARTICIPATION APPROVAL REQUEST FORM

(ATTACH A COPY OF THE PRIVATE PLACEMENT MEMORANDUM, OFFERING MEMORANDUM OR ANY OTHER

RELEVANT DOCUMENTS.)

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Code Administrator in writing if any aspect of the investment is proposed to be changed (e.g., investment focus, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or divestiture of the investment by me.

INITIAL PUBLIC OFFERING

PARTICIPATION APPROVAL

REQUEST FORM

INITIAL PUBLIC OFFERING PARTICIPATION APPROVAL REQUEST FORM

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

DATE RECEIVED BY CODE
(Signature)	(Date)	ADMINISTRATOR:

		APPROVED	DENIED

(Print Name)
		Name:	Andrea Zhang
		Title:	Code Administrator

CODE OF ETHICS

QUARTERLY REPORT

TO:	All Employees
FROM:	Andrea Zhang
DATE:	[ ]
RE:	CODE OF ETHICS QUARTERLY REPORT
QUARTER ENDING [ ]
	RESPONSE REQUESTED NO LATER THAN: [	]

YOUR NAME:

Pursuant to ARGA Investment Management, LP’s Code of Ethics, please complete the table below by indicating any transaction in Securities not otherwise exempt from reporting requirements under the Code occurring in the period indicated below in your Personal Account (including purchases and sales of private placements and affiliated mutual funds) which are not otherwise disclosed on your brokerage account statements sent to ARGA.

If you have no such transactions, please write the word “NONE” in the Brokerage Accounts chart above.

******************************************************************************************

TO: Administrator of the Code of Ethics

FROM: ___________________________ (print name)

RE: Code of Ethics Quarterly Report for the Period Ending [ ]

As an Access Person under the Code of Ethics (the “Code”) of ARGA Investment Management, LP, I hereby certify that:

(i.)	other than the accounts listed above, or attached herewith, or that have previously been reported to the Code Administrator, I have no other securities accounts subject to the
Code’s prohibition or restrictions; and

(ii.)	the information contained in this report, along with the attachments herewith, is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted. I also understand inaccurate completion of this form may result in disciplinary sanctions.

SIGNATURE

DATE

ANNUAL CERTIFICATION FORM

ANNUAL CERTIFICATION FORM
TO: RE:	Administrator of the Code of Ethics Annual Certification of Compliance

     In accordance with the requirements of the Code of Ethics of ARGA Investment Management, LP (“Code of Ethics”), I hereby certify that, as a condition of my employment:

(1)	I have complied with the requirements of the Code of Ethics through December 31, [YYYY];
(2)	I have disclosed or reported all personal securities transactions and holdings as required under the Code of Ethics; and
(3)	I have received, read and understand the Code of Ethics through December 31, [YYYY] and I recognize that I am subject to it.

By:
(Signature)

(Print Name)

Date: ____________________________

PERSONAL SECURITIES TRADING AUTHORIZATION PRE-CLEARANCE FORM

PERSONAL SECURITIES TRADING AUTHORIZATION PRE-CLEARANCE FORM

*PRE-CLEARANCE IS EFFECTIVE FOR CURRENT BUSINESS DAY AND NEXT BUSINESS DAY ONLY.

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.